UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2008

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada		89129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Allegiant Travel Company (the "Company") estimates that its average fuel price per gallon for February 2008 will be approximately $2.74 per gallon. This estimated price per gallon includes the cost of aircraft fuel, fuel taxes, into plane fees and airport fuel flowage, storage and through-put fees, net of fuel cost reimbursements under certain of our fixed fee flying agreements.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, information contained in this Item 8.01 that does not constitute historical facts, including those statements that refer to the Company’s February 2008 estimates, are forward-looking statements. These forward-looking statements are not historical facts, but are only current estimates or predictions. The Company does not undertake any obligation to update any of the forward-looking statements after the date of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

March 20, 2008	By:	/s/Andrew C. Levy

Name: Andrew C. Levy
Title: Chief Financial Officer